EXHIBIT 4.5

                                                      Execution Counterpart



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                           FIVE-YEAR CREDIT AGREEMENT

                                  dated as of

                                 July 15, 1997

                                     among

                            SMITHFIELD FOODS, INC.,

                    THE SUBSIDIARY GUARANTORS PARTY HERETO,

                            THE LENDERS PARTY HERETO

                                      and

                           THE CHASE MANHATTAN BANK,
                            as Administrative Agent

                           -------------------------



                             CHASE SECURITIES INC.,
                                  as Arranger

                                      and

             COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,
                     "RABOBANK NEDERLAND", NEW YORK BRANCH,
                                  as Co-Agent


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


                  FIVE-YEAR CREDIT AGREEMENT dated as of July 15, 1997, among SMITHFIELD FOODS, INC., a Delaware corporation (the "Borrower"), each of the Subsidiaries of the Borrower identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto or that, pursuant to Section 5.09 hereof, shall become a "Subsidiary Guarantor" hereunder (individually, a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors" and, together with the Borrower, the "Obligors"), each of the lenders that is a party hereto identified under the caption "LENDERS" on Schedule 2.01 hereto or that, pursuant to Sections 2.08 or 10.04 hereof, shall become a "Lender" hereunder (individually, a "Lender" and, collectively, the "Lenders") and THE CHASE MANHATTAN BANK, in its capacity as administrative agent for the Lenders hereunder (the "Administrative Agent").

                  The Borrower and its subsidiaries are engaged as an integrated group in the business of pork production, hog farming, pork processing and manufacturing spices and chemicals, and in related businesses, and in furnishing the required supplies, services, equipment, credit and other facilities for such integrated operation. The integrated operation requires financing on such a basis that credit supplied to the Borrower be made available from time to time to the Subsidiary Guarantors, as required for the continued successful operation of the Obligors, separately, and the integrated operation as a whole. In that connection, the Obligors have requested that the Lenders extend credit to the Borrower (to be made available by the Borrower directly or indirectly to the Subsidiary Guarantors and other of its Subsidiaries in the circumstances specified herein) in an aggregate principal or face amount not exceeding $300,000,000 to refinance certain existing indebtedness of the Obligors and to finance the working capital needs and for other general corporate purposes of the Borrower and its subsidiaries in the ordinary course of business.

                  To induce the Lenders to extend such credit, the Obligors, the Lenders and the Administrative Agent propose to enter into this Agreement pursuant to which the Lenders will make loans to the Borrower, and issue letters of credit for account of the Obligors, and each Subsidiary Guarantor will guarantee the credit so extended to the Borrower and each of the Obligors will agree to execute and deliver a security agreement providing for security interests and liens to be granted by the Obligors on certain of their respective properties as collateral security for the obligations of the Obligors to the Lenders and the Administrative Agent hereunder and, in the case of each Obligor (other than the Borrower) as collateral security for the payment of certain of the Intercompany Notes (as defined below). Each of the Obligors expects to derive benefit, directly or indirectly, from the credit so extended to the Borrower and each other Subsidiary Guarantor, both in its separate capacity and as a member of the integrated group, since the successful operation of each of the Obligors is dependent on the continued successful performance of the functions of the integrated group as a whole.

                  Accordingly, the parties hereto agree as follows:


                                   ARTICLE I

                                  Definitions

                  SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

                  "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "Acquisition" means any transaction, or any series of related transactions, consummated after the date of this Agreement, by which the Borrower and/or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any Person, whether through purchase of assets, merger or otherwise, (b) directly or indirectly acquires control of at least a majority (in number of votes) of the securities of a corporation that have ordinary voting power for the election of directors or (c) directly or indirectly acquires control of at least a majority of the partner, member or other ownership interests of any Person that is not a corporation.

                  "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                  "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "Aggregate Consideration" means, in connection with any Acquisition, an amount equal to (a) the aggregate consideration, in whatever form (including, without limitation, cash payments, the principal amount of promissory notes and Indebtedness assumed, the aggregate amounts payable to acquire, extend and exercise any option, the aggregate amount payable under non-competition agreements and management agreements, and the fair market value of other property delivered) paid, delivered or assumed by the Borrower and its Subsidiaries for such Acquisition minus (b) the amount, if any, of any increase in the Consolidated Borrowing Base resulting from such Acquisition on the date of the Consummation thereof.

                  "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

                  "Applicable Percentage" means, with respect to any Lender, the percentage of the Total Commitment represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Total Commitment most recently in effect, giving effect to any assignments.

                  "Applicable Rate" means, with respect to any ABR Loan, Eurodollar Revolving Loan, Federal Funds Loan or Swingline Loan, or with respect to the Commitment Fees payable hereunder, for each Rate Period (as defined below), the respective rate per annum indicated below for Loans of such Type or Commitment Fees, as applicable, opposite the applicable Interest Coverage Ratio (as defined below) indicated below for such Rate Period:


                                            Applicable Rate
                                            for Eurodollar
                                            Loans, Federal
                          Applicable        Funds Loans and
Interest Coverage         Rate for          Letters of               Commitment
Ratio                     ABR Loans         Credit                   Fees
-----------------         ----------        ---------------          ----------
Greater than or               -0-               0.750%                 0.200%
equal to 5.0 to 1
("Tier I")

Less than 5.0 to 1            -0-               0.875%                 0.225%
and greater than or
equal to 4.5 to 1
("Tier II")

Less than 4.5 to 1            -0-               1.000%                 0.250%
and greater than or
equal to 4.0 to 1
("Tier III")

Less than 4.0 to 1          0.125%              1.125%                 0.275%
and greater than or
equal to 3.5 to 1
("Tier IV")

Less than 3.5 to 1          0.250%              1.250%                 0.300%
("Tier V")


                  For purposes hereof, (i) a "Rate Period" means (x) initially, the period commencing on the date hereof to but not including the first Rate Reset Date (as defined below) thereafter and (y) thereafter, the period commencing on a Rate Reset Date to but not including the immediately following Rate Reset Date; (ii) a "Rate Reset Date" means, with respect to any fiscal quarter or fiscal year, the earlier of (x) the date on which the Borrower delivers the certificate referred to in Section 5.01(c) (a "Compliance Certificate") in respect of such fiscal quarter or fiscal year, as the case may be, and (y) the date on which the Borrower is required to have delivered the financial statements under Section 5.01(a) or (b) in respect of such fiscal quarter or fiscal year, as the case may be (provided that the first Rate Reset Date shall be determined by reference to the fiscal quarter of the Borrower ending on October 30, 1997); and (iii) "Interest Coverage Ratio" means, for any Rate Period, the ratio of Consolidated EBITDA for the period of four fiscal quarters of the Borrower ending on or most recently prior to the first day of such Rate Period to Consolidated Interest Expense for such period of four consecutive fiscal quarters.

                  Anything in this Agreement to the contrary notwithstanding, but subject to Section 2.12(d), the Applicable Rate shall be (i) the applicable rate provided for in Tier V in the table set forth above in this definition (x) during any period when an Event of Default shall have occurred and be continuing, or (y) if the applicable Compliance Certificate shall not be delivered within the time that the applicable financial statements are required to be delivered by Section 5.01(a) or (b), as the case may be (but only, in the case of this clause (y), with respect to the portion of such Rate Period prior to the delivery of such Compliance Certificate) and (ii) subject to the preceding clause (i), the applicable rate provided for in Tier III in the table set forth above in this definition during the first Rate Period.

                  "Arranger" means Chase Securities Inc.

                  "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

                  "Assuming Lender" has the meaning assigned to such term in
Section 2.08(d).

                  "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

                  "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "Borrowing" means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

                  "Borrowing Base" means, at any time for any First Tier Subsidiary, an amount equal to (a) 75% of the result obtained from the following calculation: (i) the aggregate amount of Eligible Inventory (valued at the lower of (x) cost, on a first- in-first-out basis or (y) fair market value) of such First Tier Subsidiary and its subsidiaries that are Subsidiary Guarantors, determined on a consolidated basis, plus (ii) the aggregate amount of Eligible Receivables of such First Tier Subsidiary and its subsidiaries that are Subsidiary Guarantors at such time, in each case as reflected in the Borrowing Base Certificate then most recently received by the Administrative Agent hereunder minus (iii) reserves maintained by such First Tier Subsidiary and its subsidiaries that are Subsidiary Guarantors in respect of Eligible Receivables relating to discounts, advertising, allowances and similar items minus (b) the aggregate amount of outstanding checks for the purchase of Farm Products (as defined in the Security Agreement) drawn by such First Tier Subsidiary and its Subsidiaries that have not cleared.

                  "Borrowing Base Certificate" means a certificate substantially in the form of Exhibit B hereto signed by a Financial Officer.

                  "Borrowing Request" means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03.

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "Capital Expenditures" means, with respect to any Person, for any period, all expenditures made and liabilities incurred during such period for the acquisition of assets (including any replacement in the ordinary course of business without reduction for sales, retirements or replacements) which are not, in accordance with GAAP, treated as expense items for such Person in the year made or incurred or as a prepaid expense applicable to a future year or years, and shall include (i) all Capital Lease Obligations and (ii) an amount (not less than zero) equal to any net increase from the beginning of such period through the end of such period in the aggregate outstanding principal amount of advances to hog production operations (other than Subsidiaries) in which the Borrower or any of its Subsidiaries has invested as a joint venturer or partner. The amount of Capital Expenditures in any period shall be calculated without duplication in accordance with GAAP. Notwithstanding the foregoing, with respect to the acquisition of replacement sows by the Borrower or any of its Subsidiaries in the ordinary course of business, the amount included in Capital Expenditures shall be the acquisition cost of such sows, reduced by the proceeds received by the Borrower or any of its Subsidiaries from the sale of the replaced sows.

                  "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Cash Flow" means, for any period, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) Consolidated Net Income plus (b) depreciation and amortization (to the extent deducted in determining Consolidated Net Income) for such period.

                  "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; or
(c) the acquisition of direct or indirect Control of the Borrower by any Person or group.

                  "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's or Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "Chase" means The Chase Manhattan Bank.

                  "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral Agent" means Chase, as collateral agent under the Security Agreement.

                  "Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Total Commitment is $300,000,000.

                  "Commitment Fee" means the fees payable at the Applicable Rate pursuant to Section 2.11(a).

                  "Commitment Increase" has the meaning assigned to such term in
Section 2.08(d).

                  "Commitment Increase Date" has the meaning assigned to such term in Section 2.08(d).

                  "Competitive Loan" means a Loan made pursuant to Section 2.04.

                  "Consolidated Borrowing Base" means, at any time, the aggregate amount of the Borrowing Bases at such time of the First Tier Subsidiaries that are Subsidiary Guarantors.

                  "Consolidated Current Ratio" means, on any date, the ratio of
(i) the consolidated current assets of the Borrower and its Subsidiaries on such date to (ii) the sum on such date (without duplication) of the consolidated current liabilities of the Borrower and its Subsidiaries plus the aggregate outstanding principal amount of the Loans and Pari Passu Debt plus the aggregate principal amount of Indebtedness of the Borrower and its Subsidiaries that would be characterized as current liabilities but for the existence of the Commitments hereunder or any commitments of lenders to make Pari Passu Debt available to the Borrower or any of its Subsidiaries.

                  "Consolidated EBITDA" means, for any period, an amount equal to (a) the sum for such period of Consolidated Net Income and, to the extent subtracted in determining such Consolidate Net Income, provisions for (i) taxes based on income, (ii) Consolidated Interest Expense and (iii) depreciation and amortization expense minus (b) any items of gain (or plus any items of loss) which were included in determining such Consolidated Net Income and were (i) not realized in the ordinary course of business or (ii) the result of any sale of assets.

                  "Consolidated Fixed Charges" means, on any date, the sum (without duplication) of (i) the aggregate amount of all Capital Expenditures and the Aggregate Consideration for all Acquisitions by the Borrower and its Subsidiaries during the preceding four quarters plus (ii) scheduled principal payments on Indebtedness of the Borrower and its Subsidiaries due within the succeeding four quarters (including any principal payments to be made as a result of mandatory reductions under revolving credit facilities, but excluding principal payments at maturity of Pari Passu Debt) plus (iii) the gross interest accrued on such Indebtedness during the preceding four quarters plus (iv) the aggregate amount of any dividends paid or other distributions made during the preceding four quarters.

                  "Consolidated Intangible Assets" means, on any date, the aggregate amount of Intangible Assets of the Borrower and its Subsidiaries, determined on a consolidated basis at such time.

                  "Consolidated Interest Expense" means, for any period, the consolidated interest expense of the Borrower and its Subsidiaries (whether cash or non-cash interest expense or deferred or accrued interest expense and the interest portion of all Capital Lease Obligations during such period).

                  "Consolidated Net Income" means, for any period, the net income (or deficit) of the Borrower and its Subsidiaries; provided, however, that there shall be excluded from Consolidated Net Income (i) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or such Person's assets are acquired by the Borrower, (ii) the income (or deficit) of any Person (other than a consolidated Subsidiary) in which the Borrower has an ownership interest, except to the extent that any such income has been actually received by the Borrower in the form of dividends or similar distributions, (iii) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions of such Subsidiary is restricted and (iv) any income or gain resulting from any write-up or revaluation of the assets of the Borrower or its Subsidiaries.

                  "Consolidated Shareholders' Equity" means, on any date, the aggregate amount of shareholders' equity of the Borrower and its Subsidiaries on such date, determined on a consolidated basis.

                  "Consolidated Tangible Net Worth" means, on any date, the excess of Consolidated Shareholders' Equity over Consolidated Intangible Assets on such date.

                  "Consolidated Total Liabilities" means, on any date, the aggregate amount at which all liabilities of the Borrower and its Subsidiaries (including, without limitation, (a) all Guarantees of Indebtedness by such Persons and (b) all amounts attributable to Mandatorily Redeemable Stock of the Borrower and its Subsidiaries to the extent that such Mandatorily Redeemable Stock is redeemable within one year of such date) would be shown on a consolidated balance sheet of such Persons at such time.

                  "Consolidated Working Capital" means, on any date, the excess of (i) the consolidated current assets of the Borrower and its Subsidiaries on such date over (ii) the sum on such date (without duplication) of the consolidated current liabilities of the Borrower and its Subsidiaries plus the aggregate outstanding principal amount of the Loans and Pari Passu Debt plus the aggregate principal amount of any commercial paper or other short-term Indebtedness of the Borrower and its Subsidiaries that would be characterized as current liabilities but for the existence of the Commitments hereunder or any commitments of lenders to make Pari Passu Debt available to the Borrower or any of its Subsidiaries.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                  "Debt Issuance" means any issuance or incurrence by the Borrower or any of its Subsidiaries of any Indebtedness.

                  "Debt Service" means, for any period, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all regularly scheduled payments or prepayments of principal of Indebtedness made during such period plus (b) all Interest Expense for such period.

                  "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06. "Disposition" means any sale, assignment, transfer or other disposition of any property (whether now owned or hereafter acquired) by the Borrower or any of its Subsidiaries to any other Person excluding any sale, assignment, transfer or other disposition of any property sold or disposed of in the ordinary course of business or the revenue from which would otherwise be included in the calculation of Cash Flow.

                  "dollars" or "$" refers to lawful money of the United States of America.

                  "Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 10.02).

                  "Eligible Inventory" means, as at any date with respect to any Person, all Inventory (i) that is owned by (and in the possession or under the control of) such Person as at such date, (ii) that is located in a jurisdiction in the United States of America, (iii) as to which (before the Security Termination Date) appropriate Uniform Commercial Code financing statements have been filed naming such Person as "debtor" and the Collateral Agent as "secured party", and over which (before the Security Termination Date) the Collateral Agent has a perfected security interest subject to no prior or equal Lien (other than the pari passu security interest securing the Pari Passu Debt), subject to
Section 10.13, (iv) that meets all standards imposed by any governmental agency or department or division thereof having regulatory authority over such inventory, its use or sale, (v) for which such Person has made full and final payment and (vi) that is currently usable in the manufacturing process or saleable in the normal course of such Person's business without any notice to, or consent of, any governmental agency or department or division thereof (excluding however, except to the extent that the Required Lenders otherwise agree with respect to any specific customer or third-party processor, any such Inventory that has been shipped to a customer of such Person, including third-party processors, even if on a consignment or "sale or return" basis, and excluding repair and replacement parts for machinery and equipment). Notwithstanding anything in clause (vi) of the foregoing sentence to the contrary (but subject to clauses (i) through (v) of the foregoing sentence), Eligible Inventory shall include but not be limited to all barrows, gilts, boars, sows, feeder pigs, suckling pigs, nursery pigs and commercial sows and boars, multiplier hogs, nucleus hogs and other hogs (collectively, "Hogs") at the time of determination owned and being raised at facilities owned by such Person or at facilities subject to an exclusive contract with such Person (i.e., the operator of such facility has no similar contract with any other Person) for the feeding and raising of Hogs.

                  "Eligible Receivables" means, as at any date with respect to any Person, the aggregate amount of all accounts (as defined in the Uniform Commercial Code) of such Person arising from the sale by such Person of Inventory in the ordinary course of its business and (before the Security Termination Date) over which the Collateral Agent has a perfected security interest subject to no prior or equal Lien (other than the pari passu security interest securing the Pari Passu Debt), subject to Section 10.13, other than the following (determined without duplication):

                  (a)  any account not payable in Dollars,

                  (b) any account that is not paid within 60 days (subject to the last sentence of this definition of "Eligible Receivables") after the date of the invoice for the related inventory,

                  (c) any account owing from a subsidiary or Affiliate of such Person,

                  (d) any account (other than an LC-Backed Receivable) owing from an account debtor whose principal place of business is located outside of the United States of America, provided that the aggregate amount of accounts that are not excluded from the definition of "Eligible Receivables" pursuant to this clause (d) by virtue of their constituting LC-Backed Receivables (other than LC-Backed Receivables the related letter of credit for which has been delivered to the Collateral Agent in pledge under the Security Agreement) may not exceed 10% of the Consolidated Borrowing Base,

                  (e) any account owing from an account debtor that is insolvent or the subject of a bankruptcy case,

                  (f) any account that is more than 28 days (subject to the last sentence of this definition of "Eligible Receivables") past due,

                  (g) all accounts of any account debtor if more than 20% of the aggregate amount of the accounts owing from such account debtor are more than 28 days (subject to the last sentence of this definition of "Eligible Receivables") past due,

                  (h) all accounts owing from any account debtor if the accounts owing from such account debtor and its Affiliates at the time exceed 10% of all accounts then payable to the Obligors,

                  (i) any account as to which there is any unresolved dispute with the respective account debtor (but only to the extent of the amount thereof in dispute),

                  (j) any account evidenced by an instrument (as defined in the Uniform Commercial Code) not in the possession of the Collateral Agent and containing all necessary endorsements,

                  (k) any account representing an obligation for goods sold on consignment, approval or a sale-or-return basis or subject to any other repurchase, return or offset arrangement,

                  (l) any amount as to which there is an offsetting liability from the Borrower, any Subsidiary or any Affiliate of the Borrower (but only to the extent of the amount of such offsetting liability), and

                  (m) all amounts reserved by any Subsidiary or Affiliate of the Borrower related to advertising and promotional programs for the respective account debtor (excluding general promotional reserves that are not reserved on a specific account basis).

In recognition of the fact that, on the date of this Agreement, the accounting systems of certain Subsidiaries are unable to track the number of days specified in clauses (b), (f) and (g) above, such numbers of days for each such Subsidiary shall be deemed for purposes hereof to be the number of days that the accounting system of such Subsidiary can track that is closest to such specified number of days, provided that (i) if such specified number of days is exactly equidistant from two numbers of days that can be so tracked, such specified number of days shall be deemed to be the lower of such two numbers, (ii) if the closest such number of days that can be so tracked is more than seven days higher than such specified number of days, such specified number of days shall be deemed to be the closest number of days that can be so tracked that is lower than such number of specified days and (iii) this sentence shall cease to have any effect after the date falling six months after the date hereof.

                  "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

                  "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "Equity Issuance" means any issuance or sale by the Borrower after the Effective Date of any of its capital stock.

                  "Equity Rights" means, with respect to any Person, any outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

                  "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any

ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

                  "Event of Default" has the meaning assigned to such term in
Article VII.

                  "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Banks or any other recipient of any payment to be made by or on account of any obligation of the Obligors hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which an Obligor is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Obligors under Section 2.18(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.16(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to
Section 2.16(a).

                  "Existing Credit Agreement" means the Fourth Amended, Restated and Continued Revolving Credit Agreement, dated as of April 30, 1996, among the Subsidiary Guarantors, Rabobank Nederland, as agent, and the banks referred to therein, as amended.

                  "Existing Letters of Credit" means all letters of credit issued by Rabobank under the Existing Credit Agreement that are outstanding as of the Effective Date and listed on Schedule 1.01 hereto.

                  "Federal Funds", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Federal Funds Rate.

                  "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Federal Funds Rate" means the "offered rate", as determined by the Administrative Agent, for overnight federal funds.

                  "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

                  "First Tier Subsidiary" means (i) a Subsidiary all of the issued and outstanding capital stock of which is owned directly by the Borrower or (ii) Brown's of Carolina, Inc.

                  "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  "GAAP" means generally accepted accounting principles in the United States of America.

                  "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

                  "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "Hedging Agreement" means any swap agreement, cap agreement, collar agreement, put or call, futures contract, forward contract or similar agreement or arrangement entered into in respect of interest rates, foreign exchange rates or prices of commodities.

                  "Increasing Lender" has the meaning assigned to such term in
Section 2.08(d).

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The Indebtedness of a Person shall not include obligations of such Person to pay rent under operating leases to the extent that such obligations do not constitute Capital Lease Obligations.

                  "Indemnified Taxes" means Taxes other than Excluded Taxes.

                  "Intangible Assets" means, with respect to any Person on any date, the following:

                  (a) patents, copyrights, trademarks, trade names, service marks, brand names, franchises, goodwill, experimental expenses and other similar intangibles;

                  (b) deferred assets (other than prepaid taxes, prepaid insurance, prepaid contract payments, prepaid license fees and other prepaid expenses which are refundable);

                  (c) unamortized debt discount and expense; and

                  (d) all other property or assets (whether real, personal or mixed, and whether tangible or intangible) which would be considered to be intangible under GAAP.

                  "Intercompany Note" has the meaning assigned to such term in Section 5.08(a).

                  "Intercreditor Agreement" means an intercreditor agreement substantially in the form of Exhibit G hereto, as the same shall be modified and supplemented and in effect from time to time.

                  "Interest Election Request" means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.07.

                  "Interest Expense" means, for any period, the sum, for the Borrower (determined without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amounts payable (or minus the net amounts receivable) under Hedging Agreements related to interest and accrued during such period (whether or not actually paid or received during such period).

                  "Interest Payment Date" means (a) with respect to any ABR Revolving Loan, the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period,
(c) with respect to any Federal Funds Revolving Loan, the last day of each month and (d) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

                  "Interest Period" means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                  "Inventory" means, collectively, "Inventory" and "Farm Products" as defined in the Security Agreement.

                  "Investment" means, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding 90 days representing the purchase price of programming, advertising, inventory or supplies sold in the ordinary course of business); (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person or (d) any Hedging Agreement having the commercial effect of a synthetic or derivative Investment.

                  "Issuing Bank" means Chase or Rabobank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). Chase may, in its discretion, arrange for one or more Letters of Credit to be issued by its Affiliates, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Any references herein to the "relevant" Issuing Bank shall mean the issuer of the related Letter of Credit.

                  "LC-Backed Receivable" means an account (as defined in the Uniform Commercial Code) to the extent that the payment thereof is backed by a letter of credit issued for account of the related account debtor, or confirmed, by a domestic office of a commercial bank organized under the laws of the United States of America or any state thereof the short term deposits of which are rated A-1 or better by S&P or P-1 by Moody's.

                  "LC Disbursement" means a payment made by an Issuing Bank pursuant to a Letter of Credit.

                  "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of any Obligor at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

                  "Letter of Credit" means any letter of credit issued pursuant to this Agreement and any Existing Letter of Credit.

                  "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities. The interest of a lessor in any property leased pursuant to an operating lease shall not constitute a Lien over such property securing obligations of the related lessee to pay rent under such lease to the extent that such obligations do not constitute Capital Lease Obligations.

                  "Loan Documents" means this Agreement, any promissory notes evidencing Loans hereunder, any Intercompany Notes, and the Security Documents.

                  "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

                  "Mandatorily Redeemable Stock" means, with respect to any Person, each share of such Person's capital stock to the extent that it is (a) redeemable, payable or required to be purchased or otherwise retired or extinguished, or convertible into Indebtedness of such Person (i) at a fixed or determinable date, whether by operation of a sinking fund or otherwise, (ii) at the option of any Person other than such Person or (iii) upon the occurrence of a condition not solely within the control of such Person, such as redemption required to be made out of future earnings or (b) convertible into other Mandatorily Redeemable Stock of such Person.

                  "Margin Stock" means margin stock within the meaning of Regulations G, U and X.

                  "Material Adverse Effect" means a material adverse effect on
(a) the Transactions, (b) the business, assets, operations, property, prospects or condition, financial or otherwise, of the Obligors taken as a whole, (c) the ability of any Obligor to perform any of its obligations under this Agreement or the other Loan Documents or (d) the rights of or benefits available to the Lenders under this Agreement or the other Loan Documents.

                  "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

                  "Maturity Date" means the fifth anniversary of the date hereof.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Funds Flow" means, on any date, the amount (not less than zero) resulting from the following calculation (without duplication): (i) Cash Flow for the period commencing on June 30, 1997 and ending on the last day of the fiscal quarter of the Borrower ending on or most recently ended prior to such date plus (ii) the proceeds of any Debt Issuance (other than Indebtedness incurred hereunder or Pari Passu Debt) or Equity Issuance received during the period (the "Calculation Period") commencing on the date hereof and ending on such date plus (iii) the aggregate amount of proceeds of Dispositions received by the Borrower and its Subsidiaries during the Calculation Period (in the case of each of (i), (ii) and (iii) above, to the extent the proceeds thereof have been applied to reduce Indebtedness incurred hereunder or Pari Passu Debt) minus (iv) Restricted Payments made in cash during the Calculation Period to any Person other than the Borrower or any wholly-owned Subsidiary minus (v) Capital Expenditures and the Aggregate Consideration for all Acquisitions to the extent paid in cash during the Calculation Period (except to the extent made directly from the proceeds of Indebtedness incurred hereunder or Pari Passu Debt) minus (vi) the aggregate principal amount of all payments or prepayments of Indebtedness (other than Indebtedness incurred hereunder or Pari Passu Debt) of the Borrower and its Subsidiaries made during the Calculation Period.

                  "Obligors" means the Borrower and the Subsidiary
Guarantors.

                  "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

                  "Pari Passu Debt" means any Indebtedness (a) in respect of which the Borrower is primarily liable as the borrower and the Subsidiary Guarantors (but no other Subsidiary) are liable as guarantors, (b) that is secured, and only secured, by the Lien created by the Security Agreement and (c) that all of the Lenders consent to as being treated as Pari Passu Debt. All of the requirements set forth in the preceding clauses (a), (b) and (c) must be satisfied in order for any Indebtedness to be Pari Passu Debt.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "Permitted Encumbrances" means:

                  (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with
         Section 5.04;

                  (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                  (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                  (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

                  (f) Liens securing judgments to the extent, for an amount and for a period not resulting in an Event of Default under Article VII(k); and

                  (g) Liens created under the Federal Packers and Stockyards Act, as amended;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

                  "Permitted Investments" means:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; and

                  (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above.

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by Chase as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Rabobank" means COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "Rabobank Nederland", New York Branch.

                  "Register" has the meaning set forth in Section 9.04.

                  "Regulations G, U and X" means, respectively, Regulations G, U and X of the Board, as the same may be amended from time to time.

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Required Issuing Banks" means Chase, in its capacity as the Issuing Bank and, for so long as any Existing Letters of Credit of Rabobank are then outstanding, Rabobank.

                  "Required Lenders" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time.

                  "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Borrower or any Subsidiary or any option, warrant or other right to acquire any such shares of capital stock of the Borrower or any Subsidiary.

                  "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure and Swingline Exposure at such time.

                  "Revolving Loan" means a Loan made pursuant to
Section 2.03.

                  "Solvent" has the meaning assigned to such term in
Section 4.01(1).

                  "S&P" means Standard & Poor's Ratings Services.

                  "Security Agreement" means a Collateral Agency, Pledge and Security Agreement substantially in the form of Exhibit C hereto between the Borrower, the Subsidiary Guarantors, the Administrative Agent, the agent for the holders from time to time of the Pari Passu Debt, and the Collateral Agent, as the same shall be modified and supplemented and in effect from time to time.

                  "Security Documents" means the Security Agreement and all Uniform Commercial Code financing statements required by the Security Agreement to be filed with respect to the security interests in personal property created pursuant to the Security Agreement.

                  "Security Termination Date" means the date, if any, that the Security Agreement is terminated in accordance with Section 10.02(c)(ii).

                  "Senior Note Documents" means (i) the Note Purchase Agreement dated as of July 15, 1996 among the Borrower and the Purchasers referred to therein and (ii) the Joint and Several Guaranty, the Notes and the Security Documents referred to in said Note Purchase Agreement, in each of the cases referred to in the foregoing clauses (i) and (ii), as the same shall, subject to
Section 6.09, be modified and supplemented and in effect from time to time.

                  "Special Counsel" means Milbank, Tweed, Hadley & McCloy, in its capacity as special counsel to Chase, as Administrative Agent of the credit facility contemplated hereby.

                  "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to
(i) three months, in the case of the Base CD Rate, and (b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Subsidiary" means any subsidiary of the Borrower.

                  "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

                  "Swingline Lender" means Chase, in its capacity as lender of Swingline Loans hereunder.

                  "Swingline Loan" means a Loan made pursuant to
Section 2.04.

                  "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business
Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

                  "Total Commitment" means, at any time, the aggregate amount of the Lenders' Commitments as in effect at such time.

                  "Transactions" means (i) with respect to the Borrower, the execution, delivery and performance by the Borrower of Loan Documents to which it is a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder and (ii) with respect to any Obligor (other than the Borrower), the execution, delivery and performance by such Obligor of the Loan Documents to which it is a party.

                  "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate or the Federal Funds Rate.

                  "Unguaranteed Exposure" means, on any date, the amount (not less than zero) resulting from the following calculation: (i) the aggregate principal amount of all Loans made to the Borrower that are outstanding on such date to the extent that the proceeds thereof (without double-counting) have been advanced, directly or indirectly, by First Tier Subsidiaries to Subsidiaries that are not Subsidiary Guarantors plus (ii) the aggregate LC Exposure relating to Letters of Credit issued for account of Subsidiaries that are not Subsidiary Guarantors that are outstanding on such date minus the Net Funds Flow on such date.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

                  SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.


                                   ARTICLE II

                                  The Credits

                  SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount (i) that will not result in such Lender's Revolving Credit Exposure exceeding such Lender's Commitment and (ii) that will not result in the sum of the aggregate amount of the Revolving Credit Exposures of all of the Lenders plus the aggregate principal amount of all Pari Passu Debt then outstanding exceeding the Consolidated Borrowing Base. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

                  SECTION 2.02.  Loans and Borrowings.

                  (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                  (b) Subject to Section 2.13, each Revolving Borrowing shall be comprised entirely of ABR Loans, Federal Funds Loans or Eurodollar Loans as the Borrower may request in accordance herewith and each Swingline Loan shall be comprised of a Federal Funds Loan for the period commencing on the date such Loan is made and ending on the fourth Business Day thereafter, and from and after the fifth Business Day following such date shall (automatically and without further action by any Person) be comprised of an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

                  (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Borrowing and each Federal Funds Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that an ABR Borrowing or a Federal Funds Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Total Commitment or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Swingline Loan shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 3 Eurodollar Borrowings outstanding.

                  (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

                  SECTION 2.03. Requests for Revolving Loan. To request a Revolving Loan, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing, (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing or (c) in the case of a Federal Funds Borrowing, not later than 12:00 noon, New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                         (i)  the aggregate amount of the requested
         Borrowing;

                        (ii) the date of such Borrowing, which shall be a Business Day;

                       (iii) whether such Borrowing is to be an ABR Borrowing, a Federal Funds Borrowing or a Eurodollar Borrowing;

                       (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                        (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be a Federal Funds Borrowing. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

                  SECTION 2.04.  Swingline Loans.

                  (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $15,000,000, (ii) the sum of the aggregate amount of the Revolving Credit Exposures of all of the Lenders plus the aggregate principal amount of all Pari Passu Debt then outstanding exceeding the Consolidated Borrowing Base or (iii) the sum of the total Revolving Credit Exposures exceeding the Total Commitment; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

                  (b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 3:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the relevant Issuing Bank) by 4:00 p.m., New York City time, on the requested date of such Swingline Loan.

                  (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section
2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof. Notwithstanding the foregoing, a Lender shall not have any obligation to acquire a participation in a Swingline Loan pursuant to this paragraph if an Event of Default shall have occurred and be continuing at the time such Swingline Loan was made and such Lender shall have notified the Swingline Lender in writing, at least one Business Day prior to the time such Swingline Loan was made, that such Event of Default has occurred and that such Lender will not acquire participations in Swingline Loans made while such Event of Default is continuing.

                       SECTION 2.05.  Letters of Credit.

                  (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit by either of the Issuing Banks for its own account or for the account of any Subsidiary Guarantor, in a form reasonably acceptable to the Administrative Agent and the relevant Issuing Bank, at any time and from time to time during the Availability Period, provided that notwithstanding anything contained herein to the contrary (a) in no event shall Rabobank issue any Letters of Credit after the date hereof, the Letters of Credit of Rabobank hereunder being comprised solely of the Existing Letters of Credit issued by Rabobank, and (b) Rabobank shall not extend, renew or increase the amount of any Letter of Credit issued by it, or permit any such Letter of Credit to be extended or renewed or the amount of any thereof to be increased. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Banks relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

                  (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the relevant Issuing Bank) to the relevant Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the relevant Issuing Bank, the Borrower also shall submit a letter of credit application on the such Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC

Exposure shall not exceed $40,000,000, (ii) the sum of the aggregate amount of the Revolving Credit Exposures of all of the Lenders plus the aggregate principal amount of all Pari Passu Debt then outstanding shall not exceed the Consolidated Borrowing Base and (iii) the sum of the total Revolving Credit Exposures shall not exceed the Total Commitment.

                  (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.

                  (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof), or, in the case of the Existing Letters of Credit by maintaining such Letter of Credit, and without any further action on the part of either of the Issuing Banks or the Lenders, each Issuing Bank hereby grants to each Lender (other than such Issuing Bank), and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of each Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (e) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than

12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing, a Federal Funds Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing, Federal Funds Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the relevant Issuing Bank, the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the relevant Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank, as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans, Federal Funds Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

                  (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of:

                      (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein;

                      (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or this Agreement;

                     (iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, either Issuing Bank, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement or any other related or unrelated agreement or transaction;

                      (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

                       (v) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit; and

                        (vi) any other act or omission to act or delay of any kind of either Issuing Bank, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

Neither the Administrative Agent, the Lenders, the Issuing Banks, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of either Issuing Bank; provided that the foregoing shall not be construed to excuse either Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank's failure to exercise the standard of care agreed hereunder

(as set forth in the next sentence) to be applicable when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that each Issuing Bank shall be deemed to have exercised the agreed standard of care in the absence of gross negligence or wilful misconduct on the part of such Issuing Bank when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof, and shall be deemed to have failed to exercise the agreed standard of care only if it shall have engaged in gross negligence or wilful misconduct when making such determination (as determined by a court of competent jurisdiction). In furtherance of the foregoing and without limiting the generality thereof, it is understood that each Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit; provided that, notwithstanding the foregoing, each Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit.

                  (g) Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit issued by it. Each Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

                  (h) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(e) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the relevant Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

                  (i) Replacement of the Issuing Bank. An Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

                  (j) Cash Collateralization. If (i) any Event of Default shall have occurred and be continuing, (ii) the aggregate amount of Revolving Credit Exposure of all Lenders hereunder exceeds $300,000,000, (iii) the sum of the aggregate amount of Revolving Credit Exposure of all Lenders hereunder plus the aggregate principal amount of all Pari Passu Debt then outstanding exceeds the then-current Consolidated Borrowing Base on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, or (iv) the Existing Letters of Credit remain outstanding more than 30 days after the Effective Date, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to (w) the LC Exposure as of such date (in the case of the foregoing clause (i)), (x) the amount of the relevant excess (in the case of the foregoing clause (ii)), (y) the lesser of the Revolving Credit Exposure or the amount of the relevant excess (in the case of the foregoing clause (iii)), or (z) the portion of the LC Exposure related to such outstanding Existing Letters of Credit (in the case of the foregoing clause (iv)), plus (in each of the cases referred to in the foregoing clauses (i), (ii), (iii) and (iv)) any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or
(i) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement, provided that, such deposit made pursuant to clause (iv) of the first sentence of this Section 2.05(j), shall only be used as a collateral for the payment and performance of the obligations of the Borrower to Rabobank under Section 2.05(e). The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the relevant Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Obligors under this Agreement, provided that such moneys attributable to a deposit made pursuant to clause (iv) of the first sentence of this Section 2.05(j), shall only be used to satisfy the obligations of the Borrower to Rabobank under Section 2.05(e). If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default or the renewal of a Letter of Credit or an excess of the Revolving Credit Exposure (either in and of itself or together with the Pari Passu Debt), as the case may be, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived or, in the case of a renewal of a Letter of Credit that would cause the expiration date of such Letter of Credit to extend beyond the Maturity Date, after all amounts drawn or able to be drawn under Letters of Credit have been reimbursed by the Borrower or, in the case of an excess of the Revolving Credit Exposure, after such excess has been eliminated.

                   SECTION 2.06.  Funding of Borrowings.

                  (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans or Federal Funds Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the relevant Issuing Bank.

                  (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) for the first three Business Days, (A) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (B) in the case of the Borrower, the Federal Funds Rate and (ii) thereafter, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

                  SECTION 2.07.  Interest Elections.

                  (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

                  (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

                  (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                      (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                     (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                    (iii) whether the resulting Borrowing is to be an ABR Borrowing, a Federal Funds Borrowing or a Eurodollar
         Borrowing; and

                     (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

                  If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Federal Funds Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to a Federal Funds Borrowing at the end of the Interest Period applicable thereto.

                  SECTION 2.08. Termination, Reduction and Increase of Commitments.

                  (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

                  (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $5,000,000 and not less than $10,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the sum of the Revolving Credit Exposures would exceed the Total Commitment.

                  (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

                  (d) The Borrower may at any time, by notice to the Administrative Agent, propose that the Total Commitment be increased by having one or more Lenders agree to increase the amount of such Lender's Commitment hereunder or by having one or more banks or other financial institutions become a "Lender" party to this Agreement (or by a combination of the foregoing), in each case effective as of a date more than 45 days prior to the then-current date of termination of the Commitments (a "Commitment Increase Date"); provided that (i) the Borrower may not propose more than two Commitment Increase Dates occurring in any period of 12 months ending on an anniversary of the Effective Date, (ii) the addition of any bank or other financial institution to this Agreement that is not already a Lender shall be subject to the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and the Issuing Bank in its sole discretion, (iii) the increase in the Commitment of any Lender already party to this Agreement shall in each case be subject to the agreement of the affected Lender in its sole discretion and to the consent of the Issuing Bank in its sole discretion, (iv) in no event shall the Total Commitment at any time exceed $450,000,000, (v) the Commitment of any bank or other financial institution becoming a "Lender" party to this Agreement (an "Assuming Lender") shall be in an amount not less than $20,000,000 which is an integral multiple of $1,000,000, (vi) any increase in the amount of the Commitment of any Lender already party to this Agreement (an "Increasing Lender"), shall be in an amount not less than $10,000,000 which is an integral multiple of $1,000,000 and (vii) no such increase may result in any Lender holding more than 25% of the Commitments and no Lender that holds more than 25% of the Commitments may be an Increasing Lender. The Administrative Agent shall notify the Lenders thereof promptly upon its receipt of such notice.

                  (e) Any increase in the Total Commitment pursuant to Section 2.08(d) (a "Commitment Increase") shall be effective only upon the execution and delivery to the Borrower and the Administrative Agent of a commitment increase letter, which commitment increase letter shall be delivered to the Administrative Agent not fewer than five Business Days prior to the Commitment Increase Date and shall specify (i) the amount of the Commitment of any Assuming Lender and of any increase in the Commitment of any Increasing Lender and (ii) the Commitment Increase Date.

                  (f) On the applicable Commitment Increase Date, (i) each Increasing Lender and each Assuming Lender shall make available to the Administrative Agent, in same day funds, in the case of such Assuming Lender, an amount equal to such Assuming Lender's ratable portion of the Borrowings then outstanding (calculated based on its Commitment as a percentage of the Total Commitment outstanding after giving effect to the relevant Commitment Increase) and, in the case of such Increasing Lender, an amount equal to the excess of (A) such Increasing Lender's ratable portion of the Revolving Loans then outstanding (calculated based on its Commitment as a percentage of the Total Commitment outstanding after giving effect to the relevant Commitment Increase) over (B) such Increasing Lender's pro rata share of the Revolving Loans then outstanding (calculated based on its Commitment (without giving effect to the relevant Commitment Increase) as a percentage of a Total Commitment (without giving effect to the relevant Commitment Increase) and (ii) the amounts of the participations held by all of the Lenders under Section 2.05(d) shall automatically and without any further action on the part of the Issuing Bank or the Lenders be adjusted to reflect their Applicable Percentages (after giving effect to the relevant Commitment Increases). After the Administrative Agent's receipt of such funds from each such Increasing Lender and each such Assuming Lender, the Administrative Agent will promptly thereafter cause to be distributed like funds to the other Lenders in an amount to each other Lender such that the aggregate amount of the outstanding Revolving Loans owing to each Lender after giving effect to such distribution equals such Lender's pro rata share of the Revolving Loans then outstanding (calculated based on its Applicable Percentage after giving effect to the relevant Commitment Increase). Interest accrued to but excluding the Commitment Increase Date shall be paid by the Borrower in respect of any principal so distributed. After giving effect to the foregoing, each Lender (including each Assuming Lender) shall be deemed to hold its pro rata share, based on its Applicable Percentage (after giving effect to the relevant Commitment Increase) of each outstanding Borrowing hereunder. Any payments in respect of Eurodollar Loans received by a Lender under this Section other than on the last day of the Interest Period relating thereto shall be subject to indemnification by the Borrower pursuant to the provisions of
Section 2.15.

                  (g)  Any Commitment Increase shall not be effective unless:

                  (i) the representations and warranties set forth in Article III shall be true and correct in all material respects on and as of the Commitment Increase Date with the same effect as though made on and as of such date, excep to the extent such representations and warranties expressly relate to an earlier date;

                     (ii) on the Commitment Increase Date, no Default shall have occurred and be continuing;

                    (iii) no notice of borrowing of Eurodollar Loans shall have been or be outstanding, in each case, on and as of such Commitment Increase Date;

                     (iv) each Assuming Lender shall have delivered to the Administrative Agent and the Issuing Bank an assumption agreement in form and substance reasonably satisfactory to the Administrative Agent and the Issuing Bank, duly executed by such Assuming Lender and the Borrower pursuant to which such Assuming Lender agrees to become a "Lender" party hereto;

                      (v) each Increasing Lender shall have delivered to the Administrative Agent a confirmation in writing satisfactory to the Administrative Agent as to its increased Commitment;

                     (vi) each Subsidiary Guarantor shall have delivered to the Administrative Agent a consent in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which such Subsidiary Guarantor consents to such Commitment Increase; and

                    (vii) the Administrative Agent shall have received (with sufficient copies for each of the Lenders) documents consistent with those delivered on the Closing Date under clauses (b) and (e) of
         Section 4.01 as to such Commitment Increase.

Each notice requesting a Commitment Increase shall constitute a certification to the effect set forth in clauses (i) and (ii) of the preceding sentence.

                  SECTION 2.09.  Repayment of Loans; Evidence of Debt.

                  (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                  (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                  SECTION 2.10.  Prepayment of Loans.

                  (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section and provided that the aggregate principal amount of any prepayment that does not result in the prepayment of a Borrowing in full shall be in an integral multiple of $1,000,000.

                  (b) Until the Maturity Date, the Borrower shall from time to time prepay the Revolving Loans and Swingline Loans (and/or provide cover for LC Exposures as specified in Section 2.05(j)) in such amounts as shall be necessary so that at all times the sum of the aggregate outstanding amount of Revolving Credit Exposure plus the aggregate principal amount of Pari Passu Debt then outstanding shall not exceed the Consolidated Borrowing Base, such amounts to be applied, first, to Swingline Loans outstanding, second, to Revolving Loans outstanding and, third, as cover for LC Exposures outstanding.

                  (c) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing or a Federal Funds Revolving Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in
Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

                  SECTION 2.11.  Fees.

                  (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a Commitment Fee, which shall accrue at the Applicable Rate on the daily unused amount of the Commitment of such Lender during the period from and including the date hereof to but excluding the date on which such Commitment terminates. For purposes of this Section 2.11(a) only, Swingline Loans shall not be deemed to constitute a use of any Lender's Commitment. Accrued Commitment Fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any Commitment Fees accruing after the date on which the Commitments terminate shall be payable on demand. All Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate for Letters of Credit on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 1/8 of 1% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, (iii) to Rabobank a fronting fee in the amount of $5,000 if there are any Existing Letters of Credit outstanding as of the Effective Date, and (iv) to the relevant Issuing Bank its standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to either Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

                  (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the relevant Issuing Bank, in the case of fees payable to it) for distribution, in the case of Commitment Fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

                  SECTION 2.12.  Interest.

                  (a) The Loans comprising each ABR Borrowing (including each Swingline Loan comprised of an ABR Borrowing in accordance with Section 2.02(b)) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

                  (b) The Loans comprising each Federal Funds Borrowing (including each Swingline Loan comprised of a Federal Funds Borrowing in accordance with Section 2.02(b)) shall bear interest at the Federal Funds Rate plus the Applicable Rate.

                  (c) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

                  (d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

                  (e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan or a Federal Funds Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

                  (f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Federal Funds Rate and Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                  SECTION 2.13. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar
Borrowing:

                  (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

                  (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing.

                  SECTION 2.14.  Increased Costs.

                  (a)  If any Change in Law shall:

                      (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank; or

                     (ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan

(or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the relevant Issuing Bank such additional amount or amounts as will compensate such Lender or the relevant Issuing Bank for such additional costs incurred or reduction suffered.

                  (b) If any Lender or Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or Issuing Bank's capital or on the capital of such Lender's or Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender, such Issuing Bank or such Lender's or Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or such Issuing Bank's policies and the policies of such Lender's or such Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or Issuing Bank such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company for any such reduction suffered.

                  (c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (d) Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section 2.14 for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

                  SECTION 2.15. Break Funding Payments. In the event of
(a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b) and is revoked in accordance therewith) or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to
Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  SECTION 2.16.  Taxes.

                  (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

                  SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

                  (a) The Borrower shall make each payment required to be made by it hereunder and under the other Loan Documents (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under
Section 2.14, 2.15 or 2.16, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to an Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 10.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

                  (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

                  (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other

Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Obligor pursuant to and in accordance with the express terms of this Agreement or the other Loan Documents or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Obligor consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Obligor in the amount of such participation.

                  (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the relevant Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

                  (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b) or 2.17(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

                  SECTION 2.18.  Mitigation Obligations; Replacement of
Lenders.

                  (a) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16 as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section
2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                  ARTICLE III

                         Representations and Warranties

                  The Borrower represents and warrants to the Lenders that:

                  SECTION 3.01. Organization; Powers. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

                  SECTION 3.02. Authorization; Enforceability. The Transactions are within each Obligor's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. Each of this Agreement and the other Loan Documents has been duly executed and delivered by each Obligor and constitutes a legal, valid and binding obligation of each Obligor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for filings and recordings in respect of the Liens created pursuant to the Security Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (d) except for the Lien created by the Security Documents, will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

                  SECTION 3.04.  Financial Condition; No Material Adverse
Change.

                  (a) The Borrower has heretofore furnished to the Lenders (i) its consolidated balance sheet, statements of income, stockholders equity and cash flows and pro forma information as of and for the fiscal year ended April 28, 1996, reported on by Arthur Andersen LLP, independent public accountants and
(ii) its consolidated balance sheet, statements of income, stockholders equity and cash flows and pro forma information as of and for the three fiscal periods ended January 26, 1997. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause
(ii) above.

                  (b) Since April 28, 1996, there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect, except as reflected in the financial statements referred to in Section 3.04(a) as of and for the three fiscal periods ended January 26, 1997.

                  (c) The Borrower does not have on the date of this Agreement any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments in each case that are material, except as referred to or reflected in the balance sheets as at April 28, 1996 and January 26, 1997 referred to above.

                  SECTION 3.05.  Properties.

                  (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

                  (b) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.06.  Litigation and Environmental Matters.

                  (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which an adverse determination is reasonably likely and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement, the other Loan Documents or the Transactions.

                  (b) Except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law,
(ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

                  (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect. As of the date hereof, the Borrower does not believe that the Disclosed Matters individually or in the aggregate are reasonably likely to have a Material Adverse Effect.

                  SECTION 3.07. Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

                  SECTION 3.08. Investment and Holding Company Status. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                  SECTION 3.09. Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $50,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $50,000,000 the fair market value of the assets of all such underfunded Plans.

                  SECTION 3.11. Disclosure. The Borrower and its Subsidiaries have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which they are subject, and all other matters known to them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Obligors to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Obligors represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

                  SECTION 3.12.  Regulations G, U and X.

                  Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

                  SECTION 3.13.  Material Agreements and Liens.

                  (a) Part A of Schedule 3.13 hereto is a complete and correct list, as of the date of this Agreement, of each credit agreement, loan agreement, indenture, note purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Borrower or any of its Subsidiaries (other than the Existing Credit Agreement and the Senior Note Documents) the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $100,000 and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of said Schedule 3.13.

                  (b) Part B of Schedule 3.13 hereto is a complete and correct list, as of the date of this Agreement, of each Lien securing Indebtedness of any Person covering any property of the Borrower or any of its Subsidiaries, and the aggregate Indebtedness secured (or which may be secured) by each such Lien and the property covered by each such Lien is correctly described in Part B of said Schedule 3.13.

                  SECTION 3.14.  Subsidiaries, Etc.

                           (a) Set forth in Part A of Schedule 3.14 hereto is a complete and correct list, as of the date hereof, of all of the Subsidiaries of the Borrower, together with, for each Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Part A of Schedule 3.14 hereto, (x) each of the Borrower and its Subsidiaries owns, free and clear of Liens (other than Liens created pursuant to the Security Documents), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Part A of Schedule 3.14 hereto, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.

                  (b) Set forth in Part B of Schedule 3.14 hereto is a complete and correct list, as of the date of this Agreement, of all Investments (other than Investments disclosed in Part

         A of said Schedule 3.14 hereto) held by the Borrower or any of its Subsidiaries in Person and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Part B of Schedule 3.14 hereto, each of the Borrower and its Subsidiaries owns, free and clear of all Liens (other than Liens created pursuant to the Security Documents), all such Investments.

                  SECTION 3.15.  Solvency.

                  On and as of the Effective Date, immediately prior to and after consummation of the Transactions and after giving effect to all Loans and other obligations and liabilities being incurred on such date in connection therewith, and on the date of each subsequent Loan or other extension of credit hereunder and after giving effect to application of the proceeds thereof in accordance with the terms of the Loan Documents, the Borrower and its Subsidiaries, taken as a whole, are, and each Obligor is, and will be Solvent (as defined in Section 4.01(l)).


                                   ARTICLE IV

                                   Conditions

                  SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

                  (a) The Administrative Agent (or Special Counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

                  (b) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Obligor, the authorization of the Transactions and any other legal matters relating to each Obligor, this Agreement, the other Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

                  (c) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of
         Section 4.02.

                  (d) The Administrative Agent shall have received a Borrowing Base Certificate not more than 3 days prior to the Effective Date.

                  (e) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of McGuire Woods Battle & Boothe LLP, counsel for the Obligors, substantially in the form of Exhibit D, and covering such other matters relating to the Obligors, this Agreement, the other Loan Documents or the Transactions as the Required Lenders shall reasonably request (and the Borrower hereby requests such counsel to deliver such opinion).

                  (f) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Special Counsel substantially in the form of Exhibit E hereto (and the Administrative Agent hereby requests such counsel to deliver such opinion).

                  (g) The Administrative Agent shall have received evidence satisfactory to it of the execution by each First Tier Subsidiary required to do so of an Intercompany Note.

                  (h) The Administrative Agent (or Special Counsel) shall have received a counterpart of the Security Agreement duly executed and delivered by all of the Persons stated to be parties thereto.

                  (i) The Administrative Agent (or Special Counsel) shall have received a counterpart of copies of duly completed and executed Uniform Commercial Code Financing Statements covering the personal property subject to the Liens created by the Security Agreement, together with evidence that such Financing Statements have been duly filed in all jurisdictions in which such filing is necessary or appropriate.

                  (j) The Administrative Agent (or Special Counsel) shall have received a counterpart of the results of Uniform Commercial Code, tax and judgment searches as may be requested by the Administrative Agent and which searches reveal no liens on any asset of the Borrower except for liens permitted under this Agreement.

                  (k) The Administrative Agent (or Special Counsel) shall have received evidence that the principal of and any interest on, and all other amounts owing in respect of, the Indebtedness outstanding under the Existing Credit Agreement shall have been (or shall be simultaneously) repaid in full, that all commitments to extend credit under the Existing Credit Agreement shall have been canceled or terminated and that Liens securing any such Indebtedness shall have been released; and such Uniform Commercial Code termination statements and other instruments, in each case in proper form for recording, as the Administrative Agent shall have requested to release and terminate of record any Liens securing such Indebtedness.

                  (l) The Administrative Agent (or Special Counsel) shall have received a certificate of the Borrower, to the effect that, as of the Effective Date (after giving effect to the Transactions), (a) the aggregate value of all properties of the Borrower and its Subsidiaries at their present fair saleable value (i.e., the amount which may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, regular market value to mean the amount which could be obtained for the property in question within such period by a capable and diligent business person from an interested buyer who is willing to purchase under ordinary selling conditions), exceed the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Borrower and its Subsidiaries, (b) the Borrower and its Subsidiaries will not, on a consolidated basis, have an unreasonably small capital with which to conduct its business operations as contemplated to be conducted and (c) the Borrower and its Subsidiaries will have, on a consolidated basis, sufficient cash flow to enable them to pay their debts as they mature (satisfaction of items
         (a) through (c) of this paragraph (m) is herein referred to as being "Solvent").

                  (m) The Administrative Agent shall have received evidence satisfactory to it that the Joint and Several Guaranty included in the Senior Note Documents shall have been amended in a manner satisfactory to the Administrative Agent to provide that (i) the Lenders shall be entitled to benefit from Section 2.9 of the Joint and Several Guaranty, on a pro rata basis, to the same extent as the holders of the senior secured notes under the Note Purchase Agreements included in the Senior Note Documents and (ii) for purposes of Section 2.18 of the Joint and Several Guaranty, the full amount of the Loans shall be deemed to have been borrowed on the date of issuance of the senior secured notes and to have remained continuously outstanding thereafter.

                  (n) The Administrative Agent shall have received a satisfactory independent audit prepared by Chase's Specialized Due Diligence Group or another firm of national standing with respect to such matters, as to the accounts receivable and inventory of the Borrower and its Subsidiaries, both on an individual and a consolidated basis.

                  (o) The Administrative Agent, the Lenders and the Arranger shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Obligors hereunder.

                  (p) The Administrative Agent (or Special Counsel) shall have received a counterpart of the Intercreditor Agreement duly executed and delivered by all of the Persons stated to be parties thereto.

                  (q) The Administrative Agent shall have received such other documents as the Administrative Agent or any Lender or Special Counsel may reasonably request.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) at or prior to 3:00 p.m., New York City time, on July 15, 1997 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

                  SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

                  (a) The representations and warranties of the Obligors set forth in this Agreement and the other Loan Documents shall be true and correct on and as of the date of such

         Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

                  (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and
(b) of this Section.


                                   ARTICLE V

                             Affirmative Covenants

                  Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

                  SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

                  (a) within 90 days after the end of each fiscal year of the Borrower, (i) its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Arthur Andersen LLP or other independent public accountants of recognized national standing (without a "going concern" or like modification, qualification or exception and without any modification, qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied and (ii) its consolidating balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidating basis in accordance with GAAP consistently applied;

                  (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, (i) its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year and (ii) its consolidating balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis or consolidating basis, as the case may be, in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations of the Interest Coverage Ratio as at the last day of the fiscal quarter or fiscal year, as the case may be, in respect of which such financial statements are delivered, and demonstrating compliance with Section 6.12 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in
         Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                  (d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any

         Default (which certificate may be limited to the extent required by accounting rules or guidelines);

                  (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;

                  (f) as soon as available and in any event within 5 Business Days after the end of each monthly accounting period, a Borrowing Base Certificate certifying, in the case of the Borrower, as to the Consolidated Borrowing Base, and, in the case of each First Tier Subsidiary, as to its Borrowing Base, as at the last day of such accounting period;

                  (g) as soon as available, and in any event within 90 days, after the end of each fiscal year of the Borrower a report (prepared at the expense of the Borrower) of an independent collateral auditor (which may be, or be affiliated with, one of the Lenders) approved by the Administrative Agent with respect to the Receivables and Inventory components included in the Consolidated Borrowing Base as at the end of such fiscal year which report shall indicate that, based upon a review by such auditors of the Receivables (including, without limitation, verification with respect to the amount, aging, identity and credit of the respective account debtors and the billing practices of the Borrower and its Subsidiaries) and Inventory (including, without limitation, verification as to the value, location and respective types), the information set forth in the Borrowing Base Certificate delivered by the Borrower as at the end of such fiscal year is accurate and complete in all material respects; and

                  (h) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

                  SECTION 5.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

                  (a)  the occurrence of any Default;

                  (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

                  (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $250,000; and

                  (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                  SECTION 5.03. Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

                  SECTION 5.04. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.05. Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

                  SECTION 5.06. Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

                  SECTION 5.07. Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority, including all Environmental Laws, and with all other material obligations, applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.08.  Use of Proceeds and Letters of Credit.

                  (a) The proceeds of each Loan shall be lent by the Borrower to First Tier Subsidiaries that are Subsidiary Guarantors, provided that the aggregate principal amount of loans owing by each First Tier Subsidiary to the Borrower shall not exceed the Borrowing Base of such First Tier Subsidiary. All such loans made to each First Tier Subsidiary shall be evidenced by a single demand promissory note executed and delivered by such First Tier Subsidiary to the Borrower substantially in the form of Exhibit F hereto (each, an "Intercompany Note"), and pledged by the Borrower to the Collateral Agent under the Security Agreement for the benefit of the Secured Parties referred to in the Security Agreement. Each First Tier Subsidiary shall use the proceeds of such loans for its own working capital and other general corporate purposes and (subject to Section 6.13) to make advances to the Borrower and Subsidiaries. In the event that the Borrower receives any payment of principal of any Intercompany Note, it shall immediately lend the proceeds of such payment to another First Tier Subsidiary (to be evidenced by an Intercompany Note of such other First Tier Subsidiary that has been pledged by the Borrower to the Collateral Agent under the Security Agreement for the benefit of the Secured Parties referred to in the Security Agreement), or pay or prepay the Loans and/or the Pari Passu Debt, such that at no time will the aggregate outstanding principal amount of the Loans and the Pari Passu Debt exceed the aggregate outstanding principal amount of the Intercompany Notes.

                  (b) Subject to the foregoing paragraph (a), the proceeds of the Loans will be used only (i) to pay Indebtedness outstanding under the Existing Credit Agreement and (ii) for working capital and other general corporate purposes of the Borrower and its Subsidiaries. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations G, U and X.

                  (c) Subject to the paragraph (a) above, Letters of Credit will be issued only to support obligations of the Borrower and its Subsidiaries.

                  SECTION 5.09. Additional Subsidiary Guarantors. The Borrower will take such action, and will cause each of its Subsidiaries to take such action, from time to time as shall be necessary to ensure that each Subsidiary the inventory or receivables of which are included in the calculation of the Consolidated Borrowing Base is a Subsidiary Guarantor and, thereby, an "Obligor" hereunder and under the Security Agreement pursuant to documentation satisfactory to the Administrative Agent in form and substance. In addition, the Borrower may cause any of its other Subsidiaries to become a Subsidiary Guarantor and, thereby, an "Obligor" hereunder and under the Security Agreement pursuant to documentation satisfactory to the Administrative Agent in form and substance. Each such new Subsidiary Guarantor shall deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each other Obligor pursuant to Section 4.01 or as any Lender or the Administrative Agent shall have reasonably requested.

                                   ARTICLE VI

                               Negative Covenants

                  Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

                  SECTION 6.01. Indebtedness. The Borrower will not, and will not permit any Subsidiary to, create, incur or assume any Indebtedness, except:

                  (a)  Indebtedness created hereunder;

                  (b)  Pari Passu Debt;

                  (c) any extensions, renewals or replacements of any Indebtedness existing on the date hereof and set forth in Schedule 6.01, provided that the aggregate principal amount of such Indebtedness is not thereby increased;

                  (d) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary;

                  (e) other Indebtedness in an aggregate principal amount not exceeding $20,000,000 created, incurred or assumed in any fiscal year of the Borrower; and

                  (f) other Indebtedness provided that, on the date (the "Incurrence Date") such Indebtedness is created, incurred or assumed (as the case may be), the Borrower furnishes to the Administrative Agent reasonable projections demonstrating in reasonable detail that the Borrower will be in compliance with Section 6.12(e) on the last day of each of the next succeeding four fiscal quarters of the Borrower that end after the Incurrence Date after giving effect to such creation, incurrence or assumption, together with a certificate of a Financial Officer to the effect that such projections are based upon reasonable assumptions and reflect the Borrower's best estimate as to the matters covered thereby.

For purposes of the foregoing paragraphs (e) and (f), the Acquisition of any Person shall be deemed to constitute the assumption of the Indebtedness of such Person by a Subsidiary of the Borrower at the time of the consummation of such Acquisition.

                  SECTION 6.02. Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                  (a)  Permitted Encumbrances;

                  (b) Liens created by the Senior Note Documents as in effect on the date hereof; provided that there shall be no Lien securing any obligations under the Senior Note Documents at any time after the Security Termination Date;

                  (c) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02 (other than Liens created by the Senior Note Documents); provided that
         (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof;

                  (d) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;

                  (e) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness incurred to finance such acquisition, construction or improvement, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 80% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary;

                  (f) the Lien created by the Security Agreement; provided that there shall be no Lien securing any Pari Passu Debt at any time after the Security Termination Date;

                  (g) any extensions, renewals or replacements of any of the Liens permitted by the foregoing clauses (a) through (f) effected in connection with any extension, renewal or replacement of the Indebtedness secured thereby; provided that (i) the aggregate principal amount of such Indebtedness is not thereby increased, (ii) such Lien shall not be extended to cover any additional property and (iii) there shall be no Lien securing any extension, renewal or replacement of the Pari Passu Debt or any obligations under the Senior Note Documents at any time after the Security Termination Date; and

                  (h) other Liens that (whether before or after the Security Termination Date) do not cover any Collateral (as defined in the Security Agreement).

Notwithstanding anything contained herein to the contrary, the aggregate amount of obligations of the Borrower and its Subsidiaries secured by Liens permitted by any of clauses (c), (d), (e), (g) (to the extent extending, renewing or replacing any of the Liens permitted by any of clauses (c), (d) and (e)) and (h) shall not exceed 15% of Consolidated Tangible Net Worth at any time on or after the Security Termination Date.



                  SECTION 6.03.  Fundamental Changes.

                  (a) The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary, provided that if any such transaction shall be between a Subsidiary Guarantor and a Subsidiary not a Subsidiary Guarantor, and such Subsidiary Guarantor is not the continuing or surviving corporation, then the continuing or surviving corporation shall have assumed all of the obligations of such Subsidiary Guarantor hereunder and under the other Loan Documents pursuant to documentation satisfactory to the Administrative Agent in form and substance, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to another Subsidiary, provided that if any such transaction shall be between a Subsidiary Guarantor and a Subsidiary not a Subsidiary Guarantor, and if such Subsidiary Guarantor is not the continuing or surviving corporation, then the continuing or surviving corporation shall have assumed all of the obligations of such Subsidiary Guarantor hereunder and under the other Loan Documents pursuant to documentation satisfactory to the Administrative Agent in form and substance,
(iv) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that any such merger that would otherwise be permitted by this Section 6.03 involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04 and (v) the Borrower may merge into a newly formed, "shell" corporation organized under the laws of the Commonwealth of Virginia in a transaction intended merely to "reincorporate" the Borrower as a Virginia corporation, provided that (i) the continuing or surviving corporation shall have assumed all of the obligations of the Borrower hereunder and under the other Loan Documents pursuant to documentation satisfactory to the Administrative Agent in form and substance, (ii) no Default shall have occurred and be continuing or would result therefrom and (iii) the Lenders shall have received a legal opinion from counsel to the Borrower acceptable to the Administrative Agent and in form, scope and substance acceptable to the Administrative Agent as to such merger and such assumption.

                  (b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

                  SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

                  (a)  Permitted Investments;

                  (b) investments by the Borrower existing on the date hereof in the capital stock of its Subsidiaries;

                  (c) loans or advances made by the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary;

                  (d)  Guarantees constituting Indebtedness permitted by
         Section 6.01;

                  (e)      Investments constituting Acquisitions permitted by
         Section 6.12(f);

                  (f) Investments in an aggregate amount not exceeding $10,000,000 at any one time outstanding in a cold storage warehouse and distribution center in Sioux Falls, South Dakota constituting a joint venture between Freezer Services Inc., the Borrower and John Morrell & Co.; and

                  (g) other Investments not exceeding $5,000,000 in the aggregate amount outstanding at any time.

                  SECTION 6.05. Hedging Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

                  SECTION 6.06. Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that (a) the Borrower may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock, (b) Subsidiaries may declare and pay dividends ratably with respect to their capital stock and (c) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries.

                  SECTION 6.07. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties,
(b) transactions between or among the Borrower and its Subsidiaries not involving any other Affiliate and (c) any Restricted Payment permitted by
Section 6.06.

                  SECTION 6.08. Restrictive Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement or any of the other Loan Documents, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement or any of the other Loan Documents if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (v) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof and (vi) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement under which the Indebtedness governed by the Senior Note Documents is refinanced, provided that such restrictions or conditions are not materially more restrictive than those contained in the Senior Note Documents on the date hereof (and, if such agreement does not provide that the Indebtedness created thereunder will be secured by Liens on property or assets of the Borrower or any Subsidiary, such agreement may contain restrictions or conditions limiting Liens on property or assets of the Borrower or any Subsidiary which are not the subject of Liens granted under the Security Agreement and such restrictions or conditions shall not be deemed more onerous than those contained in the Senior Note Documents on the date hereof).

                  SECTION 6.09. Senior Note Documents. Promptly following the execution thereof, the Borrower will supply each Lender with a copy of any modification, supplement or waiver to a Senior Note Document.

                  SECTION 6.10. Limitation on Sale and Leaseback Transactions. The Borrower will not, and will not permit any of its Subsidiaries to, enter into, renew or extend any transaction or series of related transactions pursuant to which the Borrower or such Subsidiary sells or transfers any property in connection with the leasing, or the release against installment payments, or as part of an arrangement involving the leasing or resale against installment payments, of such property to the seller or transferor.

                  SECTION 6.11. Fiscal Periods. If the Borrower changes the manner of determining the last day of its fiscal year or the last days of the first three fiscal quarters in each of its fiscal years, the parties hereto shall negotiate in good faith to agree to modify any financial calculations and determinations hereunder to reflect their original intent in light of such changes, and if they fail so to agree all such financial calculations determinations hereunder shall continue to be made as if such change had not occurred.

                  SECTION 6.12.  Financial Covenants.

                  (a) The Borrower will not permit the Consolidated Current Ratio to be less than 1.05 to 1 at any time.

                  (b) The Borrower will not permit Consolidated Working Capital to be less than $35,000,000 at any time.

                  (c) The Borrower will not permit the ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth on any date to be more than the ratio set forth below opposite the period during which such date falls:

                           Period                                Ratio

                  From the Effective Date through
                    May 2, 1998                                  3.00 to 1
                  From May 3, 1998 and thereafter                2.75 to 1

                  (d) The Borrower will not permit Consolidated Tangible Net Worth on any date (the "Determination Date") to be less than the sum of
         (i) $225,000,000 plus (ii) 50% of the aggregate amount of Consolidated Net Income for each quarter that ends after the Effective Date and on or before the Determination Date in respect of which Consolidated Net Income is greater than zero plus (iii) 50% of the aggregate amount of increases in Consolidated Tangible Net Worth after the Effective Date and on or before the Determination Date resulting from the issuance by it of capital stock as consideration in Acquisitions made by it and its Subsidiaries.

                  (e) The Borrower will not permit the ratio of Consolidated EBITDA to Consolidated Fixed Charges for any period of four consecutive fiscal quarters of the Borrower to be less than the ratio set forth below opposite the period during which the last day of such period of four consecutive fiscal quarters falls:

                           Period                                    Ratio

                  From the Effective Date through
                    January 31, 1998                               0.85 to 1
                  From February 1, 1998 through
                    July 31, 1999                                  1.00 to 1
                  From August 1, 1999
                    and thereafter                                 1.10 to 1

                  (f) The Borrower will not permit the sum (without duplication) of (i) Capital Expenditures made by the Borrower and its Subsidiaries in any fiscal year of the Borrower plus (ii) the Aggregate Consideration for all Acquisitions made by the Borrower and its Subsidiaries in such fiscal year to exceed the higher of (x) the sum of Consolidated Net Income plus depreciation for the Borrower and its Subsidiaries for such fiscal year or (y) $100,000,000.

                  SECTION 6.13. Unguaranteed Exposure. Notwithstanding anything contained herein to the contrary, the Borrower will not permit the Unguaranteed Exposure to exceed $30,000,000.



                                  ARTICLE VII

                               Events of Default

                  If any of the following events ("Events of Default") shall occur:

                  (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                  (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three or more Business Days;

                  (c) any representation or warranty made or deemed made by or on behalf of any Obligor in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

                  (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the existence of the Borrower or any Subsidiary) or 5.08 or in Article VI;

                  (e) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

                  (f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

                  (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (i) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (j) the Borrower or any Subsidiary shall become unable, admit in writing or fail generally to pay its debts as they become due;

                  (k) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

                  (l) the Borrower or any Subsidiary receives any notice, notification, demand, request for information, citation, summons or order or there has been filed any compliant or any penalty has been assessed or an investigation or review is pending or threatened by any governmental or other entity, in each case with respect to any alleged failure by the Borrower or any of its Subsidiaries to have any environmental, health or safety permit, license or other authorization required under any Environmental Law in connection with the conduct of the business of the Borrower or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any release of any Hazardous Materials generated by the Borrower or any of its Subsidiaries, in each case which could reasonably be expected to result in a Material Adverse Effect.

                  (m) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding (i) $2,000,000 in any year or (ii) $10,000,000 for all periods;

                  (n) any of the following shall occur: (i) subject to Section 10.13, the Lien created by any Security Document shall at any time cease to constitute a valid and perfected Lien on the collateral intended to be covered thereby before the Security Termination Date;
         (ii) subject to Section 10.13, except for expiration in accordance with its terms, any Security Document shall for whatever reason be terminated, or shall cease to be in full force and effect before the Security Termination Date; or (iii) subject to Section 10.13, the actual or asserted invalidity of any Security Document or of any guarantee under Article VIII hereof or the validity of any Security Document or of any guarantee under Article VIII hereof or the validity of any subordination provision contained in Article VIII hereof shall be contested by any party before (in the case of any Security Document) the Security Termination Date; or

                  (o)  a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Obligors accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Obligors.

                                  ARTICLE VIII

                                   Guarantee

                  SECTION 8.01 The Guarantee. The Subsidiary Guarantors hereby jointly and severally guarantee to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans (and, in the case of Letters of Credit, LC Disbursements) made by the Lenders to the Borrower and all other amounts from time to time owing to the Lenders or the Administrative Agent by the Borrower under this Agreement and by any Obligor under any of the other Loan Documents, and all obligations of the Borrower to any Lender in respect of any Hedging Agreement, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Subsidiary Guarantors hereby further jointly and severally agree that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

                  SECTION 8.02 Obligations Unconditional. The obligations of the Subsidiary Guarantors under Section 8.01 hereof are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 8.02 that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder which shall remain absolute and unconditional as described above:

                  (i) at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                  (ii) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein or therein shall be done or omitted;

                  (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

                  (iv) any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Borrower under this Agreement or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

                  SECTION 8.03 Reinstatement. The obligations of the Subsidiary Guarantors under this Article VIII shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and the Subsidiary Guarantors jointly and severally agree that they will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

                  SECTION 8.04 Subrogation. The Subsidiary Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments and Letters of Credit under this Agreement they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in
Section 8.01 hereof, whether by subrogation or otherwise, against the Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

                  SECTION 8.05 Remedies. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Lenders, the obligations of the Borrower under this Agreement may be declared to be forthwith due and payable as provided in Article VII hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said
Article VII) for purposes of Section 8.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of said Section 8.01.

                  SECTION 8.06 Instrument for the Payment of Money. Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Article VIII constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

                  SECTION 8.07 Continuing Guarantee. The guarantee in this
Article VIII is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

                  SECTION 8.08 Rights of Contribution. The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the Properties, debts and liabilities of such Excess

Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section 8.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Article VIII and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

                  For purposes of this Section 8.08, (i) "Excess Funding Guarantor" means, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "Excess Payment" means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "Pro Rata Share" means, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of
(x) the amount by which the aggregate present fair saleable value of all properties of such Subsidiary Guarantor (excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Borrower and the Subsidiary Guarantors hereunder and under the other Loan Documents) of all of the Subsidiary Guarantors, determined
(A) with respect to any Subsidiary Guarantor that is a party hereto on the Effective Date, as of the Effective Date, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

                  SECTION 8.09 General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under
Section 8.01 would otherwise, taking into account the provisions of Section 8.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said Section 8.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Lender, the

Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.


                                   ARTICLE IX

                            The Administrative Agent

                  Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

                  The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

                  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any

Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                  The Administrative Agent shall take such action (subject to Section 10.02(b) hereof and subject to the right of the Administrative Agent to receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 10.03(c) hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take such action) with respect to the notice of a Default referred to in the preceding paragraph as shall be directed by the Required Lenders, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such notice of Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Lenders or all of the Lenders.

                  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The

Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such subagent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

                  Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Required Issuing Banks and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Required Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and
Section 10.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

                  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

                  The Arranger identified on the cover page of this Agreement shall have no duties or responsibilities hereunder. The Co-Agent identified on the cover page of this Agreement shall have no duties or responsibilities hereunder other than as a Lender and as an Issuing Bank hereunder.

                                   ARTICLE X

                                 Miscellaneous

                  SECTION 10.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Borrower, to it at Smithfield Foods, Inc. at 900 Dominion Tower, 999 Waterside Drive, Norfolk, VA, 23510, Attention:
         Mr. Aaron D. Trub (Telecopy No. 757- 365-3017) and Michael H. Cole (Telecopy No. 757-365-3023);

                  (b) if to any Subsidiary Guarantor, at the address for notices to the Borrower as provided herein;

                  (c) if to the Administrative Agent or the Collateral Agent, to The Chase Manhattan Bank, Agent Bank Services Group, 1 Chase Manhattan Plaza, New York, New York 10017, Attention of Sandra Miklave (Telecopy No. 212-552-5658), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of Sue Herzog (Telecopy No. 212-344-0246);

                  (d) if to Chase in its capacity as Issuing Bank, to it at 1 Chase Manhattan Plaza, New York, New York 10017, Attention of Rashdy Botros, Supervisor L/C, (Telecopy No. 212-638-8200);

                  (e) if to the Swingline Lender, to The Chase Manhattan Bank, Agent Bank Services Group, 1 Chase Manhattan Plaza, New York, New York 10017, Attention of Pam Lambiese (Telecopy No. 212-344-0246); and

                  (f) if to any other Lender (including to Rabobank in its capacity as the Issuing Bank), to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  SECTION 10.02.  Waivers; Amendments.

                  (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Obligor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

                  (b) Neither this Agreement nor any provision hereof, nor the Intercreditor Agreement nor any provision thereof, may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Obligors and the Required Lenders or by the Obligors and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,
(iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vi) change the reference to 75% in the definition of "Borrowing Base" to a higher percentage without the written consent of each Lender; or (vii) release all or substantially all of the Subsidiary Guarantors from their obligations in respect of their Guarantee hereunder without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, either Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be.

                  (c) Neither any Security Document nor any provision thereof may be waived, amended or modified, nor may any collateral thereunder be released, except pursuant to an agreement or agreements in writing entered into by the Obligors party thereto, and by the Administrative Agent with the consent of the Lenders. Notwithstanding the foregoing, the Administrative Agent shall, at the request of the Borrower, (i) agree to release from the Lien of the Security Agreement any property that is the subject of a permitted sale hereunder to a Person other than the Borrower or a Subsidiary and (ii) agree to terminate the Security Agreement if (w) at the time of such release, the aggregate amount of obligations of the Borrower and its Subsidiaries secured by Liens permitted by any of clauses (c), (d), (e), (g) (to the extent extending, renewing or replacing any of the Liens permitted by any of clauses (c), (d) and
(e)) and (h) does not exceed 15% of Consolidated Tangible Net Worth, (x) the long term senior, unsecured debt of the Borrower is rated at least Baa3 by Moody's and is rated at least BBB- by S&P, (y) no Default has occurred and is continuing and (z) all collateral security provided with respect to the Senior Note Documents and the Pari Passu Debt shall have been released.

                  SECTION 10.03.  Expenses; Indemnity: Damage Waiver.

                  (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all reasonable out-of-pocket expenses incurred by Rabobank in connection with any demand for payment under any Existing Letter of Credit and (iv) all out-of-pocket expenses incurred by the Administrative Agent, either Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

                  (b) The Borrower shall indemnify the Administrative Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or the other Loan Documents or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby,
(ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or wilful misconduct of such Indemnitee.

                  (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, an Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Issuing Bank or the Swingline Lender in its capacity as such.

                  (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

                  (e) All amounts due under this Section shall be payable promptly after written demand therefor.

                  SECTION 10.04.  Successors and Assigns.

                  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that an Obligor may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by such Obligor without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the relevant Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that
(i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Commitment or any Lender's obligations in respect of its LC Exposure or Swingline Exposure, the Required Issuing Banks and the Swingline Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

                  (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Required Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Required Issuing Banks and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (e) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Banks or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and
2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to
Section 2.17(c) as though it were a Lender.

                  (f) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable

Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(e) as though it were a Lender.

                  (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  SECTION 10.05. Survival. All covenants, agreements, representations and warranties made by the Obligors herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement and the other Loan Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, either Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 10.03 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

                  SECTION 10.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 10.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Obligor against any of and all the obligations of such Obligor now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  SECTION 10.09. Governing Law; Jurisdiction; Consent to Service of Process.

                  (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                  (b) EACH OBLIGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES

DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, either Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Obligor or its properties in the courts of any jurisdiction.

                  (c) Each Obligor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 10.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 10.12. Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed
(a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or the other Loan Documents, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the other Loan Documents or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or the other Loan Documents, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, either Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from any Obligor relating to such Obligor or its business, other than any such information that is available to the Administrative Agent, either Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from any Obligor after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                  SECTION 10.13. Perfection of Security Interests. Notwithstanding anything contained herein or in any Security Document to the contrary, neither the Borrower nor any of its Subsidiaries shall be responsible for the failure of the Lien created by the Security Agreement to be perfected
(a) to the extent that such failure results from the failure by the

Collateral Agent to file continuation statements under the Uniform Commercial Code in respect of such Lien, (b) to the extent that such failure relates to Liens over letters of credit supporting LC-Backed Receivables, provided that the aggregate amount of LC-Backed Receivables in respect of which such Liens over the related letters of credit are not perfected does not exceed 10% of the Consolidated Borrowing Base, (c) to the extent that such failure relates to Liens over Inventory stored in warehouses, provided that the amount of the Consolidated Borrowing Base attributable to such Inventory shall not exceed $250,000 for any single warehouse and that the amount of the Consolidated Borrowing Base attributable to such Inventory and to Eligible Receivables referred to in the following clause (d) shall not exceed $20,000,000 in the aggregate or (d) to the extent that such failure relates to Liens over Eligible Receivables and results from such Eligible Receivables being due from Governmental Authorities, provided that the amount of the Consolidated Borrowing Base attributable to such Eligible Receivables and to Inventory referred to in the preceding clause (c) shall not exceed $20,000,000 in the aggregate. If the amount of Collateral subject to any such failure exceeds any relevant amount referred to in clause (a), (b) or (c) of the preceding sentence, then, (i) on the date (the "Trigger Date") that the Borrower determines that such excess exists, the Borrower shall immediately notify the Administrative Agent and the Collateral Agent of such event, (ii) the Borrower shall furnish to the Administrative Agent on the Trigger Date a Borrowing Base Certificate calculated on the basis of the Borrowing Base Certificate most recently furnished hereunder but recalculating the Borrowing Base with pro forma adjustments reflecting the exclusion of such excess Collateral from the Eligible Receivables or Eligible Inventory, as the case may be, (iii) the Borrower shall forthwith on the Trigger Date comply with its obligations under Section 2.10(b) after giving effect to the Borrowing Base as so calculated and (iv) not later than 30 days following the Trigger Date, the Borrower shall have taken such action as shall be necessary to eliminate such excess. If the Borrower is in compliance with the preceding sentence, then (x) except as expressly provided in the preceding sentence, no account or Inventory shall be excluded from Eligible Receivables or Eligible Inventory, as the case may be, (y) no Obligor shall be deemed to have breached any covenant or made any untrue representation or warranty and (z) no Default or Event of Default shall be deemed to have occurred or be continuing, in each of the cases referred to in the foregoing clauses (x), (y) and (z) solely because any Lien created by the Security Agreement shall fail to be perfected if such failure is described in clause (a), (b) or (c) of the first sentence or this Section 10.13; except that, notwithstanding the preceding provisions of this Section 10.13, the Borrower shall from time to time upon the request of the Administrative Agent or the Required Lenders deliver or cause to be delivered to the Collateral Agent in pledge under the Security Agreement the letters of credit supporting LC-Backed Receivables.

                       SECTION 10.14.  Acknowledgements.

Each Obligor hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither the Administrative Agent nor any Lender or Issuing Bank has any fiduciary relationship with or fiduciary duty to any Obligor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent, the Lenders and the Issuing Banks, on the one hand, and the Obligors, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among any party or parties hereto.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                             SMITHFIELD FOODS, INC.

                                 By_________________________
                                 Name:  Aaron D. Trub
                                 Title:  Vice-President,
                             Secretary and Treasurer

                             THE SMITHFIELD PACKING COMPANY,
                             INCORPORATED

                                 By_________________________
                                 Name:  Aaron D. Trub
                                 Title:  Secretary

                             GWALTNEY OF SMITHFIELD, LTD.

                                 By_________________________
                                 Name:  Aaron D. Trub
                                 Title:  Secretary

                             PATRICK CUDAHY INCORPORATED

                                 By_________________________
                                 Name:  Aaron D. Trub
                                 Title:  Secretary

                             JOHN MORRELL & CO.

                                 By_________________________
                                 Name:  Aaron D. Trub
                                 Title:  Secretary

                             LYKES MEAT GROUP, INC.

                                 By_________________________
                                 Name:  Aaron D. Trub
                                 Title:  Secretary

                              BROWN'S OF CAROLINA, INC.

                                 By_________________________
                                 Name:  Aaron D. Trub
                                 Title:  Secretary

                             HANCOCK'S OLD FASHIONED COUNTRY
                             HAMS, INC.

                                 By_________________________
                                 Name:  Aaron D. Trub
                                 Title:  Secretary


                             VALLEYDALE FOODS, INC.

                                 By_________________________
                                 Name:  Aaron D. Trub
                                 Title:  Secretary


                             COPAZ PACKING CORPORATION

                                 By_________________________
                                 Name:  Aaron D. Trub
                                 Title:  Secretary

                             SUNNYLAND, INC.

                                 By_________________________
                                 Name:  Aaron D. Trub
                                 Title:  Secretary

                             SMITHFIELD PACKING-LANDOVER, INC.

                                 By_________________________
                                 Name:  Aaron D. Trub
                                 Title:  Secretary

                            THE CHASE MANHATTAN BANK,
                               individually and as
                              Administrative Agent,


                                By_________________________
                                Name:   Michael D. Peist
                                Title:  Vice President

                             COOPERATIEVE CENTRALE RAIFFEISEN -
                             BOERENLEENBANK B.A. "RABOBANK
                             NEDERLAND", NEW YORK BRANCH,


                                 By_________________________
                                 Name:
                                 Title:

                                 By_________________________
                                 Name:
                                 Title:

                             AGRIBANK, FCB,


                                 By_________________________
                                 Name:
                                 Title:



                             CAISSE NATIONALE DE CREDIT
                             AGRICOLE,


                                 By_________________________
                                 Name:
                                 Title:



                             DG BANK, DEUTSCHE
                              GENOSSENSCHAFTSBANK,
                              CAYMAN ISLANDS BRANCH,


                                 By_________________________
                                 Name:
                                 Title:

                                 By_________________________
                                 Name:
                                     Title:

                             NATIONSBANK OF TEXAS, N.A.,



                                 By_________________________
                                 Name:
                                 Title:


                             NATIONSBANK, N.A.,



                                 By_________________________
                                 Name:
                                 Title:


                             BOATMEN'S FIRST NATIONAL BANK
                                 OF KANSAS CITY,


                                 By_________________________
                                 Name:
                                 Title:

                             FBS AG CREDIT, INC.,



                                 By_________________________
                                 Name:
                                 Title:


                             SUNTRUST BANK, ATLANTA,


                                 By_________________________
                                 Name:
                                 Title:

                                 By_________________________
                                 Name:
                                 Title:


                             BANK OF TOKYO-MITSUBISHI,


                                 By_________________________
                                 Name:
                                 Title:

                             DRESDNER BANK AG,



                                 By_________________________
                                 Name:
                                 Title:



                             FARM CREDIT SERVICES OF THE
                         MIDLANDS, PCA,


                                 By_________________________
                                 Name:
                                 Title:


                             HARRIS TRUST AND SAVINGS BANK,



                                 By_________________________
                                 Name:
                                 Title:


                             SANWA BANK LIMITED,


                                 By_________________________
                                 Name:
                                 Title:


                             SUMITOMO BANK, LIMITED,
                             NEW YORK BRANCH,



                                  By_________________________
                                  Name:
                                  Title:

                        [SCHEDULES AND EXHIBITS OMITTED]